                                                                      Exhibit 20


Chase Bank, Trustee                     Determination Date:            04-Dec-00
Manufactured Housing Contracts          Remittance Date:               07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000 D              For the Period Ended:          25-Nov-00
                                        Lock-Out Date:                    Dec-05

Information for Clauses (a) through (s), Section 7.01 -
                                                                    Class I A-1       Class I A-2      Class I A-3       Class I A-4
  (a)   Class I A and Class I B Distribution Amounts                3,161,358.09       354,562.50        261,762.50       393,420.00

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due                                   373,809.97
        (b) Partial Prepayments Received                              369,161.91
        (c) Principal Payments in Full (Scheduled Balance)          2,055,086.21
        (d) Liquidated Contract Scheduled Balance                           0.00
        (e) Section 3.05 Purchase Scheduled Balance                         0.00
        (f) Previously Undistributed Shortfalls in (a) through (e)          0.00
                                                                   -------------    -------------     -------------    -------------
 Total Principal Distribution                                       2,798,058.09             0.00              0.00             0.00

  (c)   Interest Distribution                                         363,300.00       354,562.50        261,762.50       393,420.00
        Unpaid Interest Shortfall                                           0.00             0.00              0.00             0.00
                                                                   -------------    -------------     -------------    -------------
 Total Interest Distribution                                          363,300.00       354,562.50        261,762.50       393,420.00

  (d)   Beginning Class I A and Class I B Principal Balance        63,000,000.00    61,000,000.00     43,000,000.00    61,193,000.00
        Less: Principal Distribution                                2,798,058.09             0.00              0.00             0.00
                                                                   -------------    -------------     -------------    -------------
        Remaining Class A and Class B Principal Balance            60,201,941.91    61,000,000.00     43,000,000.00    61,193,000.00

  (e)   Fees Due Servicer
        Monthly Servicing Fee                                         258,327.69         (h)            Pool Factor
        Section 8.06 Reimbursement Amount                                   0.00      Class I A-1        0.95558638
        Section 6.02 Reimbursement Amount                                   0.00      Class I A-2        1.00000000
        Reimburseable Fees                                                  0.00      Class I A-3        1.00000000
                                                                                      Class I A-4        1.00000000
 Total Fees Due Servicer                                              258,327.69      Class I A-5        1.00000000
                                                                                      Class I M-1        1.00000000
                                                                                      Class I B-1        1.00000000
                                                                                      Class I B-2        1.00000000
Information for Clauses (a) through (s), Section 7.01 -
                                                                       Class I A-5       Class I M-1    Class I B-1     Class I B-2
  (a)   Class I A and Class I B Distribution Amounts                      83,904.10        76,903.57       82,423.18      121,170.08

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance
        (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                      -------------    -------------   -------------   -------------
 Total Principal Distribution                                                  0.00             0.00            0.00            0.00

  (c)   Interest Distribution                                             83,904.10        76,903.57       82,423.18      121,170.08
        Unpaid Interest Shortfall                                              0.00             0.00            0.00            0.00
                                                                      -------------    -------------   -------------   -------------
 Total Interest Distribution                                              83,904.10        76,903.57       82,423.18      121,170.08

  (d)   Beginning Class I A and Class I B Principal Balance           12,523,000.00    11,132,000.00   11,132,000.00   15,305,694.00
        Less: Principal Distribution                                           0.00             0.00            0.00            0.00
                                                                      -------------    -------------   -------------   -------------
        Remaining Class A and Class B Principal Balance               12,523,000.00    11,132,000.00   11,132,000.00   15,305,694.00

  (e)   Fees Due Servicer
        Monthly Servicing Fee                                      Original Balance            Rate
        Section 8.06 Reimbursement Amount                            63,000,000.00           6.9200%
        Section 6.02 Reimbursement Amount                            61,000,000.00           6.9750%
        Reimburseable Fees                                           43,000,000.00           7.3050%
                                                                     61,193,000.00           7.7150%
 Total Fees Due Servicer                                             12,523,000.00           8.0400%
                                                                     11,132,000.00           8.2900%
                                                                     11,132,000.00           8.8850%
                                                                     15,305,694.00           9.5000%
Information for Clauses (a) through (s), Section 7.01 -

  (a)   Class I A and Class I B Distribution Amounts

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance                                                 Amt         Percent    Interest
        (f) Previously Undistributed Shortfalls in (a)
             through (e)                                                     Total B-2          15,305,694.00   100.00%   121,170.08
                                                                             VMF Owned          10,000,000.00    65.34%    79,166.67
 Total Principal Distribution                                                B-2 Securitized     5,305,694.00    34.66%     2,003.41
                                                         1,737,445.93
  (c)   Interest Distribution                            1,737,445.93
        Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                 When
  (d)   Beginning Class I A and Class I B Principal
        Balance                                                                  275,487,635.91
        Less: Principal Distribution                     2,798,058.09            is less than
                                                                                 278,285,694.00
        Remaining Class A and Class B Principal Balance                                    0.10
                                                                                  27,828,569.40
  (e)   Fees Due Servicer                                                        We can prepay
        Monthly Servicing Fee                                              Rate
        Section 8.06 Reimbursement Amount                   Class A-1     6.920%   63,000,000.00    4,359,600
        Section 6.02 Reimbursement Amount                   Class A-2     6.975%   61,000,000.00    4,254,750
        Reimburseable Fees                                  Class A-3     7.305%   43,000,000.00    3,141,150
                                                            Class A-4     7.715%   61,193,000.00    4,721,040
 Total Fees Due Servicer                                    Class A-5     8.040%   12,523,000.00    1,006,849
                                                            Class A-6     8.290%   11,132,000.00      922,843
                                                            Class B-1     8.885%   11,132,000.00      989,078
                                                            Class B-2     9.500%   15,305,694.00    1,454,041

                                                                                  278,285,694.00   20,849,351   7.49%

Chase Bank, Trustee                     Determination Date:            04-Dec-00
Manufactured Housing Contracts          Remittance Date:               07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000 D              For the Period Ended:          25-Nov-00
                                        Lock-Out Date:                    Dec-05

                                                                       Unpaid                                              Unpaid
                                                         No. of       Principal      Delinquency as of       No. of       Principal
  (f)   Delinquency as of the Due Period               Contracts       Balance       Calendar Month End     Contracts      Balance

         31-59 Days Delinquent                             85          3,321,483   31-59 Days Delinquent        60        2,368,219
         60-89 Days Delinquent                             12            443,706   60-89 Days Delinquent        11          428,163
          90+ Days Delinquent                              0                   0   90+ Days Delinquent          0                 0

        3-Month Avg Thirty-Day Delinquency Ratio  n/a                              3-Month Avg Thirty-Day
                                                                                     Delinquency Ratio                  n/a
        3-Month Avg Sixty-Day Delinquency Ratio   n/a                              3-Month Avg Sixty-Day
                                                                                     Delinquency Ratio                  n/a
  (g)   Section 3.05 Repurchases                                            0.00

  (i)   Class R Distribution Amount                                         0.00       Acquisition Loss Amount
        Reposession Profits                                                 0.00
                                                                                   Current Month Acquisition Loss Amount          0

  (j)   Principal Balance of Contracts in Repossession                171,630.61   Cumulative Acquisition Loss Amount             0

  (k)   Aggregate Net Liquidation Losses                                    0.00

  (l)   (x) Class B-2 Formula Distribution Amount                     121,170.08
        (y) Remaining Amount Available                                121,170.08

        Amount of (x) over (y)                                              0.00

  (m)   Class B-2 Liquidation Loss Amount                                   0.00

  (n)   Guarantee Payment                                                   0.00

  (o)   Unadvanced Shortfalls                                               0.00

                                                                 No.   $

  (p)   Units repossessed                                          0        0.00

  (q)   Principal Prepayments paid                                  2,424,248.12

  (r)   Scheduled Principal Payments                                  373,809.97

  (s)   Weighted Average Interest Rate                                     11.56%

Chase Bank, Trustee                     Determination Date:            04-Dec-00
Manufactured Housing Contracts          Remittance Date:               07-Dec-00
Senior/Subordinated Pass-Through
Certificates Series 2000 D              For the Period Ended:          25-Nov-00
                                        Lock-Out Date:                    Dec-05

                       Computation of Available Distribution Amount

(i)  Certificate Account Balance at Monthly Cutoff-Vanderbilt                  4,446,914.41
     Certificate Account Balance at Monthly Cutoff-SubServicer-21st              537,659.43

(ii) Monthly Advance made                                                              0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                                   0.00
(iii)Section 5.05 Certificate Fund Income-SubServicer-21st                             0.00

(v) Principal due Holders                                                              0.00
Less:
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period-Vanderbilt                                  170,910.98
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period-SubServicer-21st                             19,831.15


(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                           0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                             0.00
   (iii) Monthly Servicing Fee                                                   258,327.69
   (iv)  Reimburseable Liquidation Expenses                                            0.00
   (v)   Section 6.04 (c) reimbursement                                                0.00
   (vi)  Section 8.06 reimbursement                                                    0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                         0.00

Total Due Servicer                                                               258,327.69

Available Distrubution Amount-Vanderbilt                                       4,017,675.74
Available Distrubution Amount-SubServicer-21st                                   517,828.28

To Class A and B                                                               4,535,504.02

Monthly Excess Cashflow                                                               (0.00)

Weighted Average Remaining Term (months)                                             242.00

        Scheduled Balance Computation

        Prior Month Balance                                                  278,285,694.00

        Current Balance                                     275,529,405.64
                   Adv Principal                                 29,176.44
                   Del Principal                                 70,946.17
        Pool Scheduled Balance                                               275,487,635.91

        Principal Payments in Full                            2,055,086.21
        Partial Prepayments                                     369,161.91

        Scheduled Principal                                     373,809.97

        Collateral Balance                                                   275,529,405.64